Shareholder Update November 2013

Forward Looking Statements Certain statements in this investor presentation and other written or oral statements made by or on behalf of us are "forward - looking statements" within the meaning of the federal securities laws . Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward - looking statements within the meaning of these laws . Forward looking statements include, without limitation, statements regarding future market demand and supply, future sales and contracting activity, and projected fuel escalators . These forward - looking statements are subject to a number of risks and uncertainties . These risks and uncertainties include, but are not limited to, the following : our cash flows, results of operation or financial condition ; the ability to consummate financing transactions, including transactions to increase liquidity, or acquisition, or disposition transactions, and the effect thereof on our business ; governmental policies, regulatory actions and court decisions affecting the coal industry or our customers’ coal usage ; legal and administrative proceedings, settlements, investigations and claims ; our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner ; environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy ; inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather - related damage ; our production capabilities ; availability of transportation ; our ability to timely obtain necessary supplies and equipment ; market demand for coal, electricity and steel ; competition, including competition from alternative sources such as natural gas ; our relationships with, and other conditions affecting, our customers ; employee workforce factors ; our assumptions concerning economically recoverable coal reserve estimates ; future economic or capital market conditions ; our plans and objectives for future operations and expansion or consolidation ; and the other risks detailed in our reports filed with the Securities and Exchange Commission . Management believes that these forward - looking statements are reasonable ; however, you should not place undue reliance on such statements . These statements are based on current expectations and speak only as of the date of such statements . We undertake no obligation to publicly update or revise any forward - looking statement, whether as a result of future events, new information or otherwise . 2

3 Agenda ● Opening Comments ● Operations Review ● Market Review ● Miscellaneous 3

Opening Comments Summary ● Reduced Mining Costs in CAPP From $87.15 in Q - 3 2012 to $77.80 in Q - 3 2013 ● In Response to Continued Weak Markets Conditions, Idled Four Mines in CAPP On November 6; Furloughed Approximately 200 Employees and Contractors ● Completed Exchange Transactions in 2013, Which Reduced Principal Amount of Debt by $143 Million ● Continuing to Evaluate Options to Strengthen the Balance Sheet and Improve Liquidity 4

5 Agenda ● Opening Comments ● Operations Review ● Market Review ● Miscellaneous 5

Operations Review Safety 8.40 2.13 5.00 2.14 - 2.00 4.00 6.00 8.00 2004 2005 2006 2007 2008 2009 2010 2011 2012 Q1 2013 Q3 2013 Q2 2013 JRCC National Average Non - Fatal Days Lost 6 Awarded Two Safety Awards by Ky. Office of Mine Safety and Licensing & Ky. Coal Association : Garmeada #2 – Safest Underground Mine Award in Barbourville District Buckeye Surface Mine – Safest Surface Mine Award in Hazard District

Operations Review Central Appalachia ● Costs and Production Are Better Than Expectations ● Cash Costs in CAPP Fall From $87.15 Per Ton in Q - 3 2012 to $77.80 Per Ton in Q - 3 2013 ● Our Biggest Focus Today is Reducing the Impact of Holding Costs From Idled CAPP Operations (≈ $3.00 Per Ton in Q - 3 2013) ● Production and Costs Impacted By Labor and Maintenance Issues at Two Customers (Met and Industrial) ● Capital Expenditures of $10.2 Million During Q - 3 Compared to $20.6 Million in Q - 3 2012 7

Operations Review Central Appalachia ● Inventory Management: – All Operations Idled One Week in July – Blue Diamond Mines Working Four Day Weeks – Idled Bledsoe, McCoy Operations and Long Branch Surface Mine on September 16 th • Approximately 525 employees Laid Off – Idled Two Underground and Two Surface Mines at the Buckeye Complex on November 6, 2013 • Furloughed Approximately 200 Employees and Contractors • Expect to Restart in 2014 Depending on Market Conditions 8

Operations Review Midwest ● Continued to Match Production to Shipments ● Freelandville West Underground Lost Six Shifts Due to Roof Conditions ● Reached Price Agreement on 800,000 Tons for 2014 9

10 Agenda ● Opening Comments ● Operations Review ● Market Review ● Miscellaneous 10

Market Review Summary 11 • Met Markets Have Stabilized, But Remain Oversupplied • International Thermal Markets Have Started to Improve • Domestic Thermal Markets Continue to Be Impacted By Weak Power Generation

Market Review Seaborne Metallurgical Coal Pricing 12 • Pricing Has Bounced Off the Bottom • May Now Be in a Trading Range • Too Much USA Met Coal is Sold at a Discount to the Benchmark • The “Trading Range” for US Met Coal is Too Low for US to Maintain Market Share

Market Review Seaborne Metallurgical Coal Volume 13 • North America Stable • South America Stable • India Stable • China Volatile – Seasonal Issue, Ocean Freight Market and FOB Price • Europe Improving Slightly

Market Review Domestic Thermal Coal ● Remaining Sluggish During the Quarter Due to: – Tepid Economy – Mild Weather – Competition From Natural Gas ● Demand Switching Between Coal Basins is Continuing 14

Market Review Future JRCC Product Profile – Metallurgical – PCI – Stoker – PCI – Industrial – Domestic Thermal • Rail – Advantaged Plants – Export Thermal 15 CAPP – West Virginia Midwest – Steady Thermal Market CAPP – Kentucky Our Production and Sales Profile Continues to Evolve

16 Agenda ● Opening Comments ● Operations Review ● Market Review ● Miscellaneous 16

Miscellaneous Balance Sheet 17 ● Completed Public Exchange in Q - 3 of $42.2 Million of Convertible Debt for $19.3 Million of New Convertible Debt ● Total 2013 Exchange Transactions Reduced Debt by Approximately $143 Million

Miscellaneous Liquidity 18 ● The Process Has Been Slightly Delayed Due to: – We Wanted to Announce the Second, and Hopefully Final, Significant Change to CAPP Mine Operations. These Are Announced Today – We Wanted to See if the Met and Thermal Markets Would Stabilize. They Have. ● We Are Actively Engaged in Discussions Regarding New Liquidity With Investors That Include Both Current JRCC Debt Holders and Prospective Investors That Have Contacted JRCC